SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[X] Soliciting Material Pursuant to Section 240.14a-12

                         DELCATH SYSTEMS, INC.
           (Name of Registrant as Specified In Its Charter)

               -----------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction
          applies:

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          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[GRAPHIC OMITTED]


Company Contact:                            Investor Contacts:
Delcath Systems, Inc.                       Todd Fromer / Garth Russell
M. S. Koly, Chief Executive Officer         KCSA Worldwide
203-323-8668                                (212) 896-1215 / (212) 896-1250
www.delcath.com                             tfromer@kcsa.com / grussell@kcsa.com

Media Contact:
Lewis Goldberg
KCSA Worldwide
(212) 896-1216
lgoldberg@kcsa.com
                                               FOR IMMEDIATE RELEASE

       Federal Court Prohibits Laddcap From Taking Any Action On Consents
                                      - - -
               Lawsuit Seeks to Allow Delcath Shareholders to Vote
                     Based on Full and Accurate Information


STAMFORD, Conn., August 18, 2006 -- Delcath Systems, Inc. (NASDAQ: DCTH) announced today that a federal court has temporarily prohibited Laddcap Value Partners LP and certain related entities (the "Ladd Defendants") from taking any action based on consents that they may obtain as part of their consent solicitation.

As previously announced, Delcath commenced a lawsuit against the Ladd Defendants for alleged violations of the federal securities laws. The lawsuit alleges that the Ladd Defendants have made a series of material misrepresentations and omissions to Delcath's shareholders in connection with their campaign to take control of the Company. This includes Ladd Defendants' statements surrounding two investment banking firms, Fulcrum Global Partners LLC and Glocap Funding, LLC, from which the Ladd Defendants obtained a valuation of Delcath and shared with other Delcath shareholders. Ladd Defendants misrepresented their relationships with both banks and the banks' backgrounds, including the fact that neither had the capability to, nor had ever previously, issued a single fairness opinion or valuation on any company that has been filed with the SEC.

The lawsuit seeks to require the Ladd Defendants to correct their misrepresentations and omissions before attempting to use their consent solicitation to replace Delcath's Board of Directors with their own slate of handpicked director nominees.

The Honorable Reggie B. Walton of the U.S. District Court for the District of Columbia entered an order temporarily prohibiting the Ladd Defendants from taking any action based on consents obtained during their consent solicitation. Though the Ladd Defendants have filed a Schedule 14A Definitive Proxy Statement to commence their solicitation of shareholder consents, Judge Walton's order prohibits the Ladd Defendants from taking any action with respect to consents they may



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obtain and also from disclosing any tallies of consents they may obtain. Judge
Walton also indicated that he would be transferring the lawsuit to the U.S. District Court for the Southern District of New York for the convenience of the parties. Delcath intends to vigorously pursue the lawsuit and seek further injunctive relief from the New York federal court to ensure that Delcath's shareholders can decide on the future of their Company based on full and accurate information.

About Delcath Systems, Inc.

Delcath Systems is a developer of isolated perfusion technology for organ or region-specific delivery of therapeutic agents. The Company's intellectual property portfolio currently consists of 12 patents on a worldwide basis, including the country-regionUnited States, Europe, Asia and placecountry-regionCanada. For more information, please visit the Company's website, www.delcath.com.

This release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. Delcath undertakes no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

On August 1, 2006, Laddcap filed a preliminary consent solicitation statement with the SEC relating to Laddcap's proposal to, among other things, remove the current Board of Directors and replace them with Laddcap's nominees. In response, on August 7, 2006, Delcath filed a preliminary consent revocation statement on Form PREC14A with the SEC (the "Preliminary Consent Revocation Statement") in opposition to Laddcap's consent solicitation. Delcath shareholders should read the Preliminary Consent Revocation Statement (including any amendments or supplements thereto) because it contains additional information important to the shareholders' interests in Laddcap's consent solicitation.

The Preliminary Consent Revocation Statement, the definitive consent revocation materials (when filed) and other public filings made by Delcath with the SEC are available free of charge at the SEC's website at www.sec.gov. Delcath also will provide a copy of these materials free of charge upon request to Delcath Systems, Inc., Attention: M. S. Koly, Chief Executive Officer, (203) 323-8668.

Delcath has engaged MacKenzie Partners, Inc., who may be deemed to be a participant in the solicitation of Delcath shareholders, to assist in connection with Delcath's communications with shareholders regarding Laddcap's consent solicitation. Information regarding the interests of MacKenzie Partners, Inc. is contained in the Preliminary Consent Revocation Statement (including any amendments or supplements thereto). In addition, certain of Delcath's directors, officers and employees may be deemed to be participants in the solicitation of Delcath's shareholders. Information regarding the names and interests of these other persons is contained in the Preliminary Consent Revocation Statement (including any amendments or supplements thereto).

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